UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2009

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3500 Lacey Road, Downers Grove, Illinois		60515
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 598-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sara Lee Corporation announced that it has appointed Mark Garvey as interim Chief Financial Officer and principal financial officer, effective May 11, 2009. Mr. Garvey, age 44, is a Vice President of Sara Lee Corporation and has served as Senior Vice President, Finance with responsibility for Sara Lee's Business Process Outsourcing initiative, Global Financial Shared Services and Global Financial Planning and Analysis function, since January 2009. Mr. Garvey joined Sara Lee in 1995 and has held a variety of positions, including Executive Director Corporate Development from June 1999 to September 2001; Vice President of Internal Audit from September 2001 to June 2006; Chief Financial Officer of Sara Lee International from July 2006 to April 2008; and Chief Financial Officer of Sara Lee’s North America businesses, which includes Retail, Fresh Bakery, Foodservice and Supply Chain operations, from April 2008 to January 2009.

Sara Lee previously announced that L.M. (Theo) de Kool, Sara Lee's Executive Vice President and Chief Financial Officer (principal financial officer), will retire at the end of the current fiscal year. Sara Lee is conducting a search to replace Mr. de Kool.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

May 11, 2009	By:	/s/ Helen N. Kaminski

Name: Helen N. Kaminski
Title: Assistant General Counsel, Corporate & Securities